Exhibit T3E.5

NOTICE OF GUARANTEED DELIVERY

For

Tender of All Outstanding

$125,000,000 4.0% Contingent Convertible Senior Subordinated Notes due 2023

in Exchange for

New $125,000,000 16% Senior Secured Notes due 2013

of

WCI COMMUNITIES, INC.

Registered holders of outstanding 4.0% Contingent Convertible Senior Subordinated Notes due 2023 (the “Outstanding Notes”) who wish to tender their Outstanding Notes, at a price of $1,000 principal amount of Outstanding Notes in exchange for $1,000 of new 16% Senior Secured Notes due 2013 (the “Exchange Notes”) made pursuant to the offering memorandum dated July 8, 2008 (the “Offering Memorandum”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Mellon Trust Company, N.A., (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Offering Memorandum.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION

By Mail:	By Facsimile:	By Hand or Overnight Delivery:
The Bank of New York Mellon Trust Company, N.A. 101 Barclay Street – 7 East New York, NY 10286 Attention: David Mauer	The Bank of New York Mellon Trust Company, N.A. 101 Barclay Street – 7 East New York, NY 10286 Attention: David Mauer (212) 298-1915 Confirm Receipt of Facsimile by telephone: (212) 815-3687	The Bank of New York Mellon Trust Company, N.A. 101 Barclay Street – 7 East New York, NY 10286 Attention: David Mauer

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Offering Memorandum), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Offering Memorandum dated July 8, 2008 of WCI Communities, Inc. (the “Offering Memorandum”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED

Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Transfer Facility)	Principal Amount of Outstanding Notes Being Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (Please Print):

Address:

Telephone Number:

Date:

IF OUTSTANDING NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Date:

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THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Outstanding Notes tendered hereby (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:	(Authorized Signature)

Address:	Title:
(Zip Code)	Name: (Please Type or Print)
Area Code and Telephone No.:	Date:
NOTE: DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OR TRANSMITTAL

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